UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

Stryker Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	001-13149	38-1239739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1941 Stryker Way
Portage, Michigan		49002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (269) 385-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 11, 2026, Stryker Corporation (“we” or the “Company”) identified a cybersecurity incident affecting certain information technology systems of the Company that has resulted in a global disruption to the Company’s Microsoft environment. Upon detection, the Company activated its cybersecurity response plan and launched an investigation internally with the support of external advisors and cybersecurity experts to assess and to contain the threat. The Company has no indication of ransomware or malware and believes the incident is contained.

The incident has caused, and is expected to continue to cause, disruptions and limitations of access to certain of the Company’s information systems and business applications supporting aspects of the Company’s operations and corporate functions. While the Company is working diligently to restore affected functions and systems access, the timeline for a full restoration is not yet known. The Company has business continuity measures in place to continue to support its customers and partners.

The Company’s investigation of the cybersecurity incident is ongoing, and the full scope, nature and impacts, including operational and financial impacts, of the incident are not yet known. Accordingly, the Company has not yet determined whether the incident is reasonably likely to have a material impact on the Company.

Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements regarding the Company’s current beliefs regarding the extent of the cybersecurity incident and the results or findings of the Company’s investigation thereof; the Company’s ability to contain and/or mitigate the incident; the disruption to our business or operations; and the potential impact on the Company’s reputation, financial condition and results of operations. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual results to differ materially from expectations as of the date of this filing. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, any impairment of the integrity of the Company’s systems or data; delays or difficulties in restoring the Company’s systems and data; the Company’s continued ability to use alternatives to its systems, to the extent needed; the Company’s ability to process information it collected while using alternatives to its systems and the integrity of that information; the adequacy of processes during the period of disruption of the Company’s systems; the results of the Company’s analysis of the scope and details of the cybersecurity incident; the unauthorized release of any of the Company’s data, including third party data held by the Company, or the use of any such data for any fraudulent purposes; potential adverse impact of the incident on the Company’s results of operations, including revenue, operating income and cash flows from operations, and on its financial condition, including liquidity; diversion of management’s attention from operations of the Company to addressing the cybersecurity incident; potential litigation related to the cybersecurity incident; potential adverse effects on relationships with customers, suppliers and other third parties as a result of the cybersecurity incident; reputational risk related to the cybersecurity incident; regulatory scrutiny of the cybersecurity incident; and other risks listed or described from time to time in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Dated: March 11, 2026	By:	/s/ Tina S. French
	Name:	Tina S. French
	Title:	Corporate Secretary